Exhibit 99.1

ESSEX RENTAL CORP. ANNOUNCES $30 MILLION TERM DEBT FACILITY DUE 2019

PROCEEDS USED TO REFINANCE EXISTING DEBT

BUFFALO GROVE, IL - May 13, 2014 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced the closing of a $30.0 million term debt facility to refinance a portion of its existing senior secured debt at its Essex Crane Rental Corp. (“Essex Crane”) subsidiary.
The refinancing extends the average duration of Essex Crane’s debt maturities through 2019, requires no mandatory amortization payments through maturity and eliminates the step down in the revolving credit facility in March 2015.

"We are pleased to consummate this refinancing," commented Kory Glen, Chief Financial Officer of Essex. "The extension of our debt maturities and elimination of the March 2015 step down in the commitment size of the Essex Crane revolving credit facility supports our long-term goals and strategic initiatives in place. We remain focused on these long-term goals and strategic initiatives which include improving utilization, enhancing quality, improving customer relationships and reshaping our asset portfolio and repositioning the fleet."
The term loan facility, which matures in 2019 was provided by Medley Capital Corporation. The final agreements will be filed with the Securities and Exchange Commission on a Current Report on Form 8-K and will be available at www.EssexRentalCorp.com in the investors section under "SEC filings."

About Essex Rental Corp.

Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

Exhibit 99.1

CONTACT:
Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com

OR

Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexcrane.com